UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 21, 2012

REINSURANCE GROUP OF AMERICA, INCORPORATED

(Exact name of registrant as specified in its charter)

Missouri	1-11848	43-1627032
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1370 Timberlake Manor Parkway, Chesterfield, Missouri 63017

(Address of principal executive office)

Registrant’s telephone number, including area code: (636) 736-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

As previously reported, Reinsurance Group of America, Incorporated (the “Company”) entered into an Underwriting Agreement with Barclays Capital Inc., UBS Securities LLC and Wells Fargo Securities, LLC, as representatives of the several underwriters named therein (the “Underwriters”), dated August 14, 2012, pursuant to which the Company agreed to issue and sell to the Underwriters $400 million aggregate principal amount of its 6.20% Fixed-To-Floating Rate Subordinated Debentures due 2042 (the “Debentures”).

On August 21, 2012, the parties completed the offering, and the Debentures were issued pursuant to the indenture (the “Base Indenture”), dated as of August 21, 2012, by and between the Company and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”), as supplemented by the first supplemental indenture, dated as of August 21, 2012 (the “Supplemental Indenture” and together with the Base Indenture, the “Indenture”).

The Debentures are unsecured, subordinated and junior in right of payment upon the Company’s liquidation to all of the Company’s existing and future senior indebtedness (as defined in the Supplemental Indenture). In addition, the Debentures are effectively subordinated to all of the Company’s subsidiaries’ existing and future indebtedness and other liabilities, including obligations to the Company’s clients. Senior indebtedness does not include (1) any indebtedness that by its terms expressly provides that it is subordinated, or not senior in right of payment to the Debentures, (2) any indebtedness that by its terms expressly provides that it will rank equally with the Debentures, (3) obligations of the Company owed to its subsidiaries or (4) the Company’s existing 6.75% Junior Subordinated Debentures due 2065, which debentures are subordinated to the Debentures, subject, in any such case, to certain Company deferral rights.

Commencing on August 21, 2012 to but excluding September 15, 2022, or any earlier redemption date, the Debentures will bear interest at an annual rate of 6.20%. The Company will pay that interest quarterly in arrears on March 15, June 15, September 15 and December 15 of each year, commencing on December 15, 2012, to and including September 15, 2022, subject to certain rights of the Company to defer the payment of interest and related obligations. Commencing on, and including, September 15, 2022, to the maturity date unless redeemed or repaid earlier, the Debentures will bear interest at an annual rate equal to three-month LIBOR, reset quarterly, plus 4.37%. The Company will pay that interest quarterly in arrears on March 15, June 15, September 15 and December 15 of each year, commencing on December 15, 2022, subject to certain rights of the Company to defer the payment of interest and related obligations. The Debentures will mature on September 15, 2042.

So long as no event of default with respect to the Debentures has occurred and is continuing, the Company has the right on one or more occasions, in its sole discretion, to defer the payment of interest on the Debentures for one or more periods of up to five consecutive years without giving rise to an event of default. During a deferral period, interest will continue to accrue on the Debentures at the then applicable rate described above, and deferred interest payments will accrue additional interest, at the then applicable interest rate on the Debentures, compounded quarterly as of each interest payment date to the extent permitted by applicable law.

The Company may elect to redeem the Debentures:

•

in whole at any time or in part from time to time on or after September 15, 2022, at a redemption price equal to their principal amount plus accrued and unpaid interest to but excluding the date of redemption; provided that if the Debentures are not redeemed in whole, at least $25 million aggregate principal amount of the Debentures must remain outstanding after giving effect to such redemption; or

•

in whole, but not in part, at any time prior to September 15, 2022, within 90 days of the occurrence of a “tax event” or “rating agency event” (each as defined in the Supplemental Indenture) at a redemption price equal to their principal amount or, if greater, the “make-whole redemption amount” (as defined in the Supplemental Indenture), in each case, plus accrued and unpaid interest to but excluding the date of redemption.

The public offering price of the Debentures was 100% of the principal amount. The Company received net proceeds (before expenses) of approximately $394.6 million and expects to use such proceeds for general corporate purposes.

The Debentures were offered and sold pursuant to the Company’s automatic shelf registration statement on Form S-3 (File No. 333-176104) under the Securities Act of 1933, as amended, which became effective upon filing with the Securities and Exchange Commission (the “SEC”) on August 5, 2011. The Company has filed with the SEC a prospectus supplement, dated August 14, 2012, together with the accompanying prospectus, dated August 5, 2011, relating to the offering and sale of the Debentures.

The foregoing description of the Base Indenture, the Supplemental Indenture and the Debentures does not purport to be complete and is qualified in its entirety by reference to the full text of such documents, which are attached to this Current Report on Form 8-K as Exhibits 4.1, 4.2 and 4.3, respectively, and are incorporated herein by reference.

The Trustee will be the principal paying agent and registrar for the Debentures. The Company has entered, and from time to time may continue to enter, into banking or other relationships with Trustee or its affiliates. For example, the Trustee is successor trustee of the indentures relating to the Company’s 5.625% Senior Notes due 2017, the Company’s 6.45% Senior Notes due 2019, the Company’s 5.00% Senior Notes due 2021 and the Company’s 6.75% Junior Subordinated Debentures due 2065. Affiliates of the Trustee are lenders under the Company’s principal credit agreement and provide other banking and financial services to the Company.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information regarding the Debentures and the Indenture set forth in Item 1.01 is incorporated herein by reference.

Item 8.01	Other Items.

In connection with the offering of the Debentures, as described in response to Item 1.01, the Company is filing this Current Report on Form 8-K to add the following exhibits to the Company’s Registration Statement on Form S-3 (File No. 333-176104): (i) the opinion of counsel with respect to the status of the Debentures as binding obligations (Exhibit 5.1 to this Current Report on Form 8-K) and (ii) the opinion of counsel with respect to the material tax consequences (Exhibit 8.1 to this Current Report on Form 8-K).

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

See Exhibit Index.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REINSURANCE GROUP OF AMERICA, INCORPORATED

Date: August 21, 2012	By:	/s/ Todd C. Larson
Todd C. Larson
Executive Vice President, Corporate Finance and Treasurer

EXHIBIT INDEX

Exhibit Number	Description

4.1	Indenture, dated as of August 21, 2012, between the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee.

4.2	First Supplemental Indenture, dated as of August 21, 2012, between the Company and The Bank of New York Mellon Trust Company, N.A., as Trustee.

4.3	Form of 6.20% Fixed-To-Floating Rate Subordinated Debenture due 2042 (incorporated by reference from Exhibit A to the First Supplemental Indenture filed as Exhibit 4.2 hereto).

5.1	Opinion of Bryan Cave LLP

8.1	Tax opinion of Bryan Cave LLP

23.1	Consent of Bryan Cave LLP (included in Exhibits 5.1 and 8.1)